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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GUITAR CENTER, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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GUITAR CENTER, INC. 5795 Lindero Canyon Road Westlake Village, California 91362

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 30, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Guitar Center, Inc. will be held at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California 91361, on Wednesday, April 30, 2003, at 9:00 a.m. Pacific time, for the following purposes:

  •
  to elect a board of eight directors for the ensuing year or until the election and qualification of their respective successors;

  •
  to approve an amendment to our Amended 1997 Equity Participation Plan to increase the number of shares that may be issued under the plan from 3,725,000 to 4,000,000;

  •
  to approve our Senior Executive Performance Bonus Plan; and

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  to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

        Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

        Stockholders of record at the close of business on March 6, 2003 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362. All stockholders are cordially invited to attend the annual meeting.

                      By Order of the Board of Directors

                      Bruce L. Ross
                       Executive Vice President, Chief Financial
                      Officer and Secretary

Westlake Village, California
March 27, 2003

GUITAR CENTER, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

April 30, 2003

INTRODUCTION

General

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on April 30, 2003 at 9:00 a.m. Pacific time, for the purposes of:

  •
  to elect a board of eight directors for the ensuing year or until the election and qualification of their respective successors;

  •
  to approve an amendment to our Amended 1997 Equity Participation Plan to increase the number of shares that may be issued under the plan from 3,725,000 to 4,000,000;

  •
  to approve our Senior Executive Bonus Plan; and

  •
  to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

        A copy of our Annual Report to Stockholders for the year ended December 31, 2002 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about March 31, 2003.

        This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, e-mail, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained Mellon Investor Services to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee.

        Our principal executive offices are located at 5795 Lindero Canyon Road, Westlake Village, California 91362, telephone (818) 735-8800.

Shares Entitled to Vote and Required Vote

        Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on March 6, 2003 are entitled to notice of, and to vote at, the meeting. On that date, 22,791,134 shares of our common stock were issued and outstanding.

        The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on March 6, 2003 will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on a proposal) are counted as present in determining whether the quorum requirement is satisfied.

        There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the meeting. Cumulative voting is not available and each share of common stock is entitled to one vote.

Voting Procedures

        A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States, or use the Internet or telephone voting procedures as instructed on the proxy card. You may also vote in person at the meeting, or submit a signed proxy card at the meeting. All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

        You have a choice regarding the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

  •
  vote for the director nominees; or

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  withhold authority to vote for some or all of the director nominees.

        Concerning the approval of the amendment to the Amended 1997 Equity Participation Plan, which we refer to as the "1997 Plan," you may:

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  approve the amendment;

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  disapprove the amendment; or

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  abstain from voting for or against the amendment.

        Concerning the adoption of the Senior Executive Performance Bonus Plan, which we refer to as the "Performance Bonus Plan," you may, with respect to the proposed adoption of that plan:

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  approve the adoption;

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  disapprove the adoption; or

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  abstain from voting for or against the adoption.

        Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, (2) the amendment of the 1997 Plan as set forth in Proposal No. 2, and (3) the adoption of the Performance Bonus Plan as set forth in Proposal No. 3. With respect to any other business which may properly come before the meeting or any postponement or adjournment thereof and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

        The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Approval of the amendment of the 1997 Plan and the adoption of the Performance Bonus Plan each require the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

        Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

        You may revoke your proxy at any time before it is actually voted at the meeting by:

  •
  delivering written notice of revocation to our Corporate Secretary at 5795 Lindero Canyon Road, Westlake Village, California 91362, or in person at the meeting;

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  submitting a later dated proxy; or

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  attending the meeting and voting in person.

        Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder.

PROPOSAL NO. 1:
ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

        Directors are elected at each annual meeting and hold office until their resignation or removal and until their successors are duly elected and qualified at the next annual meeting. Our Amended and Restated Bylaws provide that our Board of Directors shall consist of nine directors. Currently, we have eight incumbent directors and one vacancy created by the retirement of Mr. Harvey Kibel effective December 31, 2002. As of the date of this proxy statement, our nominating committee has not identified a candidate to fill this vacancy and, accordingly, only eight persons are nominated for election at the annual meeting. Proxies cannot be voted for more than eight persons.

        Each nominee for director has indicated his willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

        Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date he initially became a director of our company, or its predecessor, which is set forth below. In 2002, our Board of Directors met five times and each director attended at least 75% of those meetings. The following table sets forth information as of March 6, 2003 with respect to the eight persons nominated for election at the meeting.

Nominees for Director	Age	Position	Director Since
Larry Thomas	53	Chairman of the Board and Co-Chief Executive Officer	1984
Marty Albertson	49	President, Co-Chief Executive Officer and Director	1996
Robert Eastman	44	Chief Executive Officer of Musician's Friend, Inc. and Director	2001
David Ferguson(1)(2)	47	Director	1996
Larry Livingston(3)	60	Director	2002
George Mrkonic(1)(3)	50	Director	2002
Peter Starrett(1)(2)	55	Director	1997
Jeffrey Walker(2)(3)	47	Director	1996

(1)
member of compensation committee

(2)
member of audit committee

(3)
member of nominating committee

        The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

        Larry Thomas has been with Guitar Center since 1977. In 1996, Mr. Thomas became our Chairman of the Board of Directors and Chief Executive Officer and he became Co-Chief Executive Officer in 1999. He has served as a director since 1984 and was our President and Chief Executive Officer since 1991. After working as a salesperson in the San Francisco, California store, Mr. Thomas became the store's manager. In 1980, Mr. Thomas became the San Francisco area regional manager. In 1984, Mr. Thomas assumed the role of Corporate General Manager and Chief Operating Officer. Mr. Thomas is currently a member of the Los Angeles Chapter Advisory Board of USBank and a member of the Los Angeles Chapter of the Young Presidents Organization. Mr. Thomas is a former board member of the National Association of Music Merchants.

        Marty Albertson has been with Guitar Center since 1979. In 1999, Mr. Albertson became our President and Co-Chief Executive Officer. Mr. Albertson joined Guitar Center as a salesperson and has held various positions of increasing responsibility with Guitar Center since that time. In 1980, he served as Advertising Director and in 1984 became National Sales Manager. Thereafter, in 1985 Mr. Albertson became Vice President of Corporate Development, and became the Vice President of Sales and Marketing in 1987. From 1990 to 1999, Mr. Albertson served as our Executive Vice President and Chief Operating Officer. Mr. Albertson was elected a director in 1996. Since 1999, Mr. Albertson has been a member of the Board of the National Association of Music Merchants.

        Robert Eastman has served as a director of Guitar Center since 2001. Mr. Eastman has been the Chief Executive Officer of Musician's Friend, Inc. since 1983 when he co-founded that company. Under Mr. Eastman's leadership, Musician's Friend, Inc. grew to over 500 employees, with revenues of $125 million by 1998. In 1999, Musician's Friend, Inc. completed a merger with Guitar Center and became a wholly-owned subsidiary operated as a separate unit.

        David Ferguson has served as a director of Guitar Center since 1996. Mr. Ferguson has been a venture partner of Weston Presidio Capital Partners since 2002. Prior to joining Weston Presidio, Mr. Ferguson was a general partner of J.P. Morgan Partners, LLC (formerly known as Chase Capital Partners) from 1989 to 2002. Mr. Ferguson was a member of the mergers and acquisitions group of Prudential Securities from 1987 to 1989 and Bankers Trust Company New York Corporation from 1985 to 1987. Mr. Ferguson is a director of several privately held companies.

        Larry Livingston has served as a director of Guitar Center since 2002. Mr. Livingston has been the Director of USC Arts Center Project since 2002. From 1986 to 2002, Mr. Livingston was the Dean of the Flora L. Thornton School of Music at the University of Southern California. From 1982 to 1986, Mr. Livingston was the Dean and Elma Schneider Professor of Conducting at the Shepherd School of Music at Rice University.

        George Mrkonic has served as a director of Guitar Center since 2002. Mr. Mrkonic served as Vice Chairman of Borders Group, Inc. from 1994 to 2002. From 1994 until 1997, he served as Vice Chairman and President of Borders Group, Inc. He currently serves as a member of the board of directors of Borders Group, Inc., Galyan's Trading Company, Inc., Syntel, Inc., Nashua Corporation and Champion Enterprises, Inc.

        Peter Starrett has served as a director of Guitar Center since 1997. Mr. Starrett is President of Peter Starrett Associates, a retail advisory firm. From 1990 to 1998, Mr. Starrett was President of Warner Bros. Studio Stores. Prior to Warner Bros., Mr. Starrett was President and CEO of Plymouth Lamston Stores and Chairman and CEO of the Specialty Store Division of Federated Department Stores. Before Federated, Mr. Starrett served in various executive positions at May Department Stores. Mr. Starrett currently serves on the board of directors of The Pantry, Inc., AFC Enterprises, Inc., Galyan's Trading Company, Inc., Pacific Sunwear of California, Inc. and several privately held companies.

        Jeffrey Walker has served as a director of Guitar Center since 1996. Mr. Walker is the Managing Partner of J.P. Morgan Partners LLC, the predecessor of which he co-founded in 1984, and a Vice Chairman of J.P. Morgan Chase & Co. Mr. Walker is also a director of 1800Flowers.com, Doane Pet Care Enterprises, Inc. and several privately held companies.

Director Compensation

        Each member of our Board of Directors who is not an employee is paid an annual retainer of $10,000 for service as a director. In addition each non-employee director receives $2,500 for attendance at each board meeting but does not receive any additional compensation for attending meetings of a committee of the Board of Directors, and all directors are reimbursed for reasonable out-of-pocket expenses arising from their service as a director. Non-employee directors may elect to receive options to purchase shares of our common stock, or a combination of stock options and cash, in lieu of cash compensation. The options to purchase shares of our common stock granted in lieu of cash compensation to our non-employee directors are granted under the terms of our 1997 Plan and are immediately exercisable. These options granted in lieu of cash compensation have an exercise price equal to 85% of the fair market value of our common stock on the date of the stock option grant, such that the difference between the exercise price and the fair market value is equal to the amount of cash compensation otherwise due to such non-employee directors.

        Our 1997 Plan also provides for the further grant of options to our non-employee directors on the following formula bases:

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  upon being elected to the Board of Directors, each non-employee director is granted an option to purchase 15,000 shares of our common stock; and

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  upon being re-elected to the Board of Directors on the date of each annual meeting, each non-employee director is granted an option to purchase 7,000 shares of our common stock, unless a director was initially elected to the Board of Directors within 120 days of the annual meeting.

        Accordingly, each of Messrs. Ferguson, Livingston, Mrkonic, Starrett and Walker, if elected at the meeting, will be granted options to purchase 7,000 shares of our common stock. All formula stock options granted to non-employee directors have a per share exercise price equal to the fair market value of a share of our common stock on the date of the grant and vest in three equal annual installments beginning on the first anniversary of the grant date.

Committees of the Board of Directors

        Our Board of Directors has three standing committees, the audit committee, the compensation committee and the nominating committee. The audit committee is responsible for the appointment, compensation and oversight of our independent accountants, reviewing and monitoring the annual audit of our financial statements, our internal controls, and accounting practices and policies. The members of the audit committee presently are Messrs. Ferguson, Starrett and Walker. Mr. Ferguson became a member of the audit committee effective January 1, 2003, replacing Mr. Harvey Kibel who retired from the Board of Directors on December 31, 2002. In 2002, the audit committee met in person four times and each member of the audit committee attended all of those meetings. In February 2003, the Board of Directors adopted a new audit committee charter which supercedes the prior charter and is attached to his proxy statement as Annex A. Please see the information under the caption "Audit Committee Report" for further information regarding the audit committee.

        The compensation committee is responsible for determining the nature and amount of compensation for our management and for administering our employee benefit plans (including the 1997 Plan). The members of the compensation committee presently are Messrs. Ferguson, Mrkonic and Starrett. In 2002, the compensation committee met four times and each member of the compensation committee attended all of those meetings.

        The nominating committee is responsible for the selection of potential candidates for director and the recommendation of candidates to the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of the other committees and other corporate governance matters. The nominating committee will consider nominees recommended by stockholders and any such recommendations should be forwarded to the committee in writing care of our corporate secretary at our executive offices as identified in this proxy statement. The members of the nominating committee presently are Messrs. Livingston, Mrkonic and Walker, each an independent director. The nominating committee did not meet separately in 2002. The nominating committee did meet in March 2003 to evaluate and recommend the directors nominated for election at the meeting.

Limitation of Liability and Indemnification Matters

        Our Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law we will indemnify and advance indemnification expenses on behalf of all of our directors and officers, and will indemnify such other persons as may be required by statute or our Amended and Restated Bylaws. To the fullest extent permitted by the Delaware General Corporation Law, a director will not be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws. Our Restated Certificate of Incorporation also permits us (i) to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or our Amended and Restated Bylaws, against any liability which may be asserted against any such person, and (ii) enter into contracts providing for the indemnification of any director, officer or other person to the full extent permitted by Delaware law.

        Our Amended and Restated Bylaws provide that we shall indemnify, in the manner and to the fullest extent permitted by law, any person (or estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether or not in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of our company, and at the discretion of the Board of Directors may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of our company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans). To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. This indemnification does not limit our right to indemnify any other person for any such expenses to the fullest extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification for us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. We may also purchase and maintain liability insurance on behalf of directors, officers and other persons and we generally enter into indemnification contracts providing for mandatory indemnification of such persons and advancement of expenses to the fullest extent permitted by applicable law.

Compliance With Section 16(a) Under the Securities Exchange Act of 1934

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file. Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2002, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE DIRECTORS
NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO THE
AMENDED 1997 EQUITY PARTICIPATION PLAN
TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE

        This Proposal No. 2, if approved, would increase the number of shares of our common stock available for option grants under the 1997 Plan. There are currently 3,725,000 shares of our common stock authorized for issuance under the 1997 Plan. As of the date of this proxy statement, 3,374,634 shares have already been granted, leaving only 350,366 shares available for future grant. This amendment would increase the number of shares of common stock authorized for issuance under the 1997 Plan by 275,000 to 4,000,000.

        We believe that the 1997 Plan should be amended to increase the number of shares available for grant in order to be able to continue to grant stock options to officers, key employees, consultants and directors. The continued ability to grant stock options would provide us with a valuable tool to help attract and retain officers, key employees, consultants and directors. In addition, an expanded option pool will enable us to provide additional incentives to those officers, employees, consultants and directors who have been responsible for our development and financial success and who will help us meet our goals in the future.

        Your approval of the Board of Directors' amendment to the 1997 Plan will enable us to continue our strategy of using stock incentives to secure and retain officers, key employees, consultants and directors of outstanding ability both now and in the future. The attraction and retention of such persons is vital to the success of our business.

        Set forth below is a general description of the 1997 Plan. This description is relevant to the amendment to be considered in this Proposal No. 2.

        Our 1997 Plan was originally adopted by the Board of Directors and approved by the stockholders in January 1997 and has been amended several times. In March 2003, our Board of Directors approved an amendment to the 1997 Plan to increase the number of shares of common stock that may be issued or sold under the 1997 Plan from 3,725,000 shares to 4,000,000 shares, subject to receipt of stockholder approval. The Board of Directors approved this amendment based on the recommendation of our compensation committee.

What types of awards may be granted under the 1997 Plan?

        The 1997 Plan provides that the compensation committee may grant or issue to our officers, employees and consultants the following, all of which we refer to as "awards": stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance rewards, stock payments and other stock related benefits or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award as determined by the compensation committee. In addition, the 1997 Plan permits the granting of options to our non-employee directors, which we refer to as "director options."

Who determines who receives the awards and the terms of the awards?

        The compensation committee administers the 1997 Plan with respect to grants to our employees or consultants and the full Board of Directors administers the 1997 Plan with respect to non-employee directors. Subject to the terms of the 1997 Plan, the Board of Directors or compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares granted and the terms and conditions of the award, and to make all other determinations with respect to the administration of the 1997 Plan. Similarly, the Board of Directors has the discretion to determine the terms and conditions of director options and to interpret and administer the 1997 Plan with respect to director options. As of the date of this proxy statement, the compensation committee has not identified any grants to be made from the additional shares to be reserved for issuance under the 1997 Plan by virtue of this amendment although, by the terms of their employment agreements, Messrs. Thomas and Albertson are entitled to specified annual stock option grants. Please see "Executive Compensation—Employment Agreements." The compensation committee and the Board of Directors is also authorized to adopt, amend and rescind rules relating to the administration of the 1997 Plan.

Who is on the compensation committee?

        The compensation committee presently consists of Messrs. Ferguson, Mrkonic and Starrett, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

How many shares can someone receive in one year?

        The maximum number of shares which may be subject to options or stock appreciation rights granted under the 1997 Plan to any individual in any calendar year cannot exceed 250,000.

What does a grantee have to agree to in order to receive an award?

        Generally, in addition to the payment of any purchase price as consideration for the issuance of an award, the grantee must agree to remain employed by us or continue to consult for us for at least one year after the award is issued. In addition, awards are exercisable or payable only while the grantee is an employee or consultant of our company. However, under certain conditions, the compensation committee may determine that any award may be exercisable or paid after the termination of a person's employment.

How is the 1997 Plan amended?

        The 1997 Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the 1997 Plan may not be increased without approval of our stockholders.

Does the 1997 Plan conform to federal securities laws?

        The 1997 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. The 1997 Plan will be administered, and options will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 1997 Plan and options granted under the 1997 Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

What are the federal tax consequences of the awards?

        Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments under the 1997 Plan are taxable under Section 83 of the Internal Revenue Code upon their receipt of common stock or cash with respect to the awards or grants. Subject to Section 162(m) of the Internal Revenue Code, we will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

        Under Sections 421 and 422 of the Internal Revenue Code, recipients of incentive stock options are generally not taxable on their receipt of common stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for minimum holding periods. We are not entitled to income tax deductions with respect to these exercises.

Where can I find a copy of the entire 1997 Plan?

        The summary we have included about the 1997 Plan is qualified in its entirety by reference to the 1997 Plan, including prior amendments, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2002 and is incorporated into this proxy statement by reference. Copies of the 1997 Plan can also be obtained by making written request to our corporate secretary.

What vote is required to approve the amendment to the 1997 Plan?

        Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock represented at and entitled to vote at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
AS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3
APPROVAL OF THE SENIOR EXECUTIVE PERFORMANCE BONUS PLAN

        This Proposal No. 3, if approved, would approve our adoption of the Senior Executive Performance Bonus Plan, which we refer to as the Performance Bonus Plan. The following description of the Performance Bonus Plan is qualified in its entirety by reference to the Performance Bonus Plan itself, a copy of which is attached to this proxy statement as Annex B. Copies of the Performance Bonus Plan can also be obtained by making written request to our corporate secretary.

What are the general goals of the Performance Bonus Plan?

        In March 2003, our Board of Directors adopted, subject to stockholder approval, the Performance Bonus Plan, a performance-based incentive bonus plan under which key executive officers of Guitar Center who are designated by the compensation committee of the Board, which we refer to as "covered executives," are eligible to receive bonus payments. The Performance Bonus Plan is intended to provide an incentive for superior work, to motivate covered executives toward even higher achievement and business results, to tie their goals and interests to those of our company and our stockholders, and to enable Guitar Center to attract and retain highly qualified senior executives. The Performance Bonus Plan has been adopted and is being submitted to our stockholders for approval so that bonuses payable by us to our senior executives are fully deductible for federal income tax purposes. The Performance Bonus Plan and its performance goals are subject to stockholder approval before any bonuses will be paid under that plan and no bonuses will be paid under the plan unless such approval is obtained. In the event that approval of the plan is not obtained, our compensation committee may explore alternatives to compensate the covered executives in a manner that the committee believes is appropriate in view of their contributions to our company and prevailing market practices. Any alternative, if adopted, may or may not be as favorable to us from a financial point of view as the proposed Performance Bonus Plan.

How is the Performance Bonus Plan Administered?

        The Performance Bonus Plan will be administered by the compensation committee of our board, the members of which each qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and the regulations and interpretations promulgated under the Internal Revenue Code. The compensation committee will have the sole discretion and authority to administer and interpret the Performance Bonus Plan.

Who may participate in the plan?

        Our Chief Executive Officers are currently the sole individuals designated by the compensation committee as eligible to receive bonus payments under the Performance Bonus Plan.

How are bonus determinations made?

        A covered executive may receive a bonus payment under the Performance Bonus Plan based upon the attainment of performance objectives established by the compensation committee for a performance period and related to one or more of the following corporate performance criteria: our net income, operating income, after-tax cash flow, earnings per share, return on equity, return on invested capital or assets, funds from operations, cost reductions and savings, appreciation in the fair market value of our stock, or earnings before any one or more of the following items: interest, taxes, depreciation, amortization, or extraordinary or similar non-recurring items or adjustments.

        Bonuses under the Performance Bonus Plan are payable in cash. The actual amount of future bonus payments under the Performance Bonus Plan is not presently determinable. However, the Performance Bonus Plan provides that the maximum bonus for any covered executive shall not exceed

$1,500,000 with respect to any calendar year. For 2003, it is expected that the range of possible bonuses under the Performance Bonus Plan is between zero and two times the base salary compensation for the covered executives.

        The Performance Bonus Plan is designed to ensure that annual bonuses paid thereunder to covered executives are deductible by us for federal income tax purposes, without limit under Section 162(m) of the Internal Revenue Code. Section 162(m), which was added to the Internal Revenue Code in 1993, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any taxable year with respect to each "covered employee," within the meaning of Section 162(m). However, specified performance-based compensation is not subject to the deduction limit. The Performance Bonus Plan is designed to provide this type of performance-based compensation to covered executives.

        Bonuses paid to covered executives under the Performance Bonus Plan will be based upon bonus formulas that tie the bonuses to one or more objective performance standards. Bonus formulas for covered executives will be adopted in each performance period by the compensation committee no later than the latest time permitted by Section 162(m) of the Internal Revenue Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). With regard to our Chief Executive Officers, the compensation committee has established performance objectives relating to our net income (before specified extraordinary or similar non-recurring items) for the calendar year period commencing January 1, 2003.

        Bonuses will not be paid to covered executives unless and until the compensation committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m) of the Internal Revenue Code. The compensation committee has no discretion to increase the amount of a covered executive's bonus payable under the plan. In the event of a covered executive's termination of employment prior to the attainment of the objective performance standards for any specified period, the covered executive shall not receive a bonus under the Performance Bonus Plan.

        The effective date of the Performance Bonus Plan is January 1, 2003. The compensation committee has designated the calendar year commencing January 1, 2003 as the first performance period under the Performance Bonus Plan, designated the Company's Chief Executive Officers as covered executives for such performance period and established objective bonus formulas relating to improving our net income before specified extraordinary or similar non-recurring charges or adjustments during the performance period.

What are the reasons for adoption of the Performance Bonus Plan?

        Our board believes the that Performance Bonus Plan will provide an incentive for superior work and motivate covered executives toward even higher achievement and business results. Our board also believes that the Performance Bonus Plan will further tie the covered executives' goals and interests to those of our company and our stockholders, and will enable us to attract and retain highly qualified senior executives. Payment of bonuses under the Performance Bonus Plan will also provide for their deductibility under the Internal Revenue Code without regard to Section 162(m) thereof.

Where can I find a copy of the Performance Bonus Plan?

        Please see Annex B to this proxy statement.

What vote is required to approve the Performance Bonus Plan?

        Approval of this proposal requires the affirmative vote of the holders of a majority of the our outstanding shares of common stock represented at and entitled to vote at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE PERFORMANCE BONUS PLAN AND ITS PERFORMANCE GOALS
AS SET FORTH IN THIS PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The information in the following table sets forth the ownership of our common stock as of March 6, 2003 by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each named executive officer (as listed on page 17); (iii) each of our directors; and (iv) all of our directors and executive officers, as a group. As of March 6, 2003, there were 22,791,134 shares of our common stock outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)	Percentage Ownership(1)
J.P. Morgan Partners, LLC (2) 1221 Avenue of the Americas New York, NY 10020	3,043,495	13.3
FMR Corporation (3) 82 Devonshire Street Boston, MA 02109	2,933,312	13.0
Wellington Management Company, LLP (4) 75 State Street Boston, MA 02109	2,072,300	9.2
Marty Albertson (5)	1,193,043	5.1
Larry Thomas (6)	1,192,718	5.1
Robert Eastman (7)	452,654	2.0
David Ferguson (8)	336,738	1.5
Barry Soosman (9)	231,909	1.0
Allen Dinardi (10)	195,118	*
Bruce Ross (11)	83,898	*
Peter Starrett (12)	79,738	*
George Mrkonic (13)	14,566	*
Larry Livingston (14)	5,000	*
Jeffrey Walker (15)	3,043,495	13.3
All Executive Officers and Directors as a group (14 persons)	6,828,877	28.0

*
Represents less than 1% of the issued and outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 6, 2003, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is care of our corporate secretary at 5795 Lindero Canyon Road, Westlake Village, California 91362.

(2)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 and a Form 4 filed on March 4, 2003, represents: (1) 3,000,557 shares held by J.P. Morgan Partners (SBIC), LLC ("JPMP SBIC") an affiliate of J.P. Morgan Partners, LLC, including 148,638 shares of our common stock subject to currently exercisable investor options (as described herein)

  granted by Chase Venture Capital Associates, L.L.C. (a predecessor in interest of JPMP SBIC) to certain members of our management; and (ii) currently exercisable options to acquire 42,938 shares of common stock issued to Mr. Jeffrey Walker in his capacity as a director of Guitar Center. Excludes 7,665 shares of common stock issuable upon the exercise of options granted to Mr. Walker which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(3)
Based solely on an amended Schedule 13G filed on February 13, 2003 with the Securities and Exchange Commission.

(4)
Based solely on an amended Schedule 13G filed on February 12, 2003 with the Securities and Exchange Commission.

(5)
Represents: (i) 462,711 shares of common stock held by a trust for the benefit of Mr. Albertson and his spouse for which Mr. Albertson and his spouse serve as co-trustees; (ii) 40,266 shares of common stock held by a limited partnership of which Mr. Albertson is a general partner; (iii) 52,602 shares of common stock held in trust for the benefit of Mr. Albertson and one of his children for which Mr. Albertson serves as trustee; (iv) 52,602 shares of common stock held in trust for the benefit of Mr. Albertson's spouse and one of his children for which Mr. Albertson serves as trustee; (v) 100,210 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Albertson by affiliates of J.P. Morgan Partners, LLC and two other venture capital funds which financed the 1996 recapitalization of Guitar Center (the "Investors"); (vi) 397,985 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Albertson by us; and (vii) 86,667 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Albertson by us. Excludes: (a) 323,333 shares issuable upon exercise of options which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003; and (b) 170,000 shares issuable upon exercise of option that are exercisable upon the earlier of the attainment of price targets for the common stock, or five years.

(6)
Represents: (i) 268,567 shares of common stock held by a revocable trust for the benefit of Mr. Thomas and his spouse for which Mr. Thomas and his spouse serve as co-trustees; (ii) 305,642 shares of common stock held in a limited partnership for which Mr. Thomas serves as general partner; (iii) 37,315 shares of common stock held by a charitable remainder trust for the benefit of Mr. Thomas and his spouse for which Mr. Thomas and his spouse serve as co-trustees; (iv) 83,910 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Thomas by the Investors; (v) 397,985 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Thomas by us; (vi) 86,667 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Thomas by us; and (vii) 12,632 shares of common stock held by a charitable foundation for which Mr. Thomas and his spouse serve as its sole directors and have the power to vote such shares. Excludes: (a) 323,333 shares issuable upon exercise of options which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003; and (b) 170,000 shares issuable upon exercise of option that are exercisable upon the earlier of the attainment of price targets for the common stock, or five years. Mr. Thomas and his spouse disclaim beneficial ownership of the shares held by the charitable foundation.

(7)
Represents: (i) 143,151 shares of common stock owned directly by Mr. Eastman; (ii) 196,625 shares of common stock held by a trust for which Mr. Eastman serves as co-trustee; and (iii) 112,878 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Eastman by us. Excludes 72,712 shares of common stock issuable upon the exercise of options granted to Mr. Eastman which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(8)
Represents: (i) 44,738 shares of common stock issuable upon the exercise of currently exercisable options granted to Mr. Ferguson by us; and (ii) 292,000 shares of common stock owned by Mr. Ferguson in his individual capacity. Excludes 7,665 shares of common stock issuable upon the exercise of options granted to Mr. Ferguson which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(9)
Represents: (i) 30,910 shares of common stock held by a revocable trust for the benefit of Mr. Soosman and his spouse, for which Mr. Soosman and his spouse serve as co-trustees and share voting and investment control; (ii) 1,801 shares of common stock owned by Mr. Soosman in his individual capacity; and (iii) 199,198 shares of common stock issuable upon the exercise of options that are currently exercisable, or exercisable within 60 days of March 6, 2003, granted to Mr. Soosman by us. Excludes 50,000 shares of common stock issuable upon the exercise of options granted to Mr. Soosman which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(10)
Represents: (i) 93,489 shares owned directly by Mr. Dinardi; and (ii) 101,629 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Dinardi by us. Excludes 37,688 shares of common stock issuable upon the exercise of options granted to Mr. Dinardi which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(11)
Represents 83,898 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Ross by us. Excludes 55,000 shares of common stock issuable upon the exercise of options granted to Mr. Ross which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(12)
Represents: (i) 20,000 shares of common stock owned directly by Mr. Starrett; and (ii) 59,738 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Starrett by us. Excludes 7,665 shares of common stock issuable upon the exercise of options granted to Mr. Starrett which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(13)
Represents: (i) 10,000 shares of common stock owned by Mr. Mrkonic in his individual capacity; and (ii) 4,566 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Mrkonic by us. Excludes 15,000 shares of common stock issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(14)
Represents 5,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 2003, granted to Mr. Livingston by us. Excludes 10,000 shares of common stock issuable upon the exercise of options granted to Mr. Livingston which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003.

(15)
Represents: (i) 42,938 shares of common stock issuable upon the exercise of currently exercisable options granted to Mr. Walker by us; and (ii) 3,000,557 shares of common stock owned by JPMP SBIC, including 148,638 shares of our common stock subject to Investor options granted by Chase Venture Capital Associates, L.L.C. (a predecessor in interest of J.P. Morgan Partners SBIC, LLC). Excludes 7,665 shares of common stock issuable upon the exercise of options granted to Mr. Walker which are not currently exercisable and will not be exercisable within 60 days of March 6, 2003. Mr. Walker is the Managing Partner of J.P. Morgan Partners, LLC, an affiliate of JPMP SBIC, and disclaims beneficial ownership of the shares owned by JPMP SBIC, except to the extent of his pecuniary interest therein.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

        Set forth below is information regarding each of our executive officers as of March 6, 2003. Further information with regard to Messrs. Thomas, Albertson and Eastman is presented under "Proposal No. 1: Election of Nominees to Board of Directors."

Name	Age	Position
Larry Thomas	53	Chairman and Co-Chief Executive Officer
Marty Albertson	49	President and Co-Chief Executive Officer
Bruce Ross	54	Executive Vice President, Chief Financial Officer and Secretary
Barry Soosman	42	Executive Vice President, Chief Strategic Officer and General Counsel
David Angress	53	Executive Vice President, General Merchandising Manager
Mark Laughlin	43	Executive Vice President, Chief Information Officer
Erick Mason	38	Executive Vice President, Chief Administrative Officer and Chief Accounting Officer
Mark Galster	43	Executive Vice President of Stores
Robert Eastman	44	Chief Executive Officer, Musician's Friend, Inc.
Allen Dinardi	52	President, Musician's Friend, Inc.
David Fleming	56	President and Chief Operating Officer, American Music

        The principal occupations and positions for at least the past five years of the executive officers named above, other than Messrs. Thomas, Albertson and Eastman, as are as follows:

        Bruce Ross joined Guitar Center in July 1994 as Chief Financial Officer. In February 1998, Mr. Ross was promoted to Executive Vice President. Prior to joining Guitar Center, Mr. Ross was Chief Financial Officer of Fred Hayman Beverly Hills, Inc., a retailer of high end fashion clothing on Rodeo Drive in California and a wholesaler of men's and women's fragrances. From 1982 to 1990, Mr. Ross was employed by Hanimex Vivitar Corporation, a worldwide manufacturer and distributor of photographic products. Mr. Ross served in various capacities with Hanimex Vivitar in Australia, the United States and Europe. While working for Hanimex Vivitar in the United States, Mr. Ross was promoted to the position of Chief Financial Officer in 1986 and Chief Executive Officer for North America in 1988.

        Barry Soosman joined Guitar Center in July 1996 as Vice President of Corporate Development and General Counsel. In January 1999, Mr. Soosman was promoted to Executive Vice President and in June 2001 he became our Chief Strategic Officer. Mr. Soosman had been a practicing attorney for twelve years specializing in real estate, commercial and corporate law. Since 1992 and prior to joining Guitar Center, Mr. Soosman had been our outside general counsel. From June 1996 to June 2000, Mr. Soosman was of counsel to the law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation. Mr. Soosman is a former Adjunct Professor at Southwestern School of Law.

        David Angress joined Guitar Center in January 1996 as our Vice President of Merchandising, Technology Products. In March 2000, Mr. Angress was promoted to Executive Vice President and General Merchandising Manager. From 1994 to December 1995, Mr. Angress was Vice President of Harman Pro North America, responsible for that company's North American marketing and sales operations. Prior to 1994, Mr. Angress was Vice President and General Manager of Sound Genesis, a provider professional audio equipment and integration services. Mr. Angress has over 30 years of experience in the music retail industry.

        Mark Laughlin joined Guitar Center in 1991 as our Director of Information Services. In July 2000, Mr. Laughlin was promoted to Executive Vice President and Chief Information Officer. From 1997 to June 2000, Mr. Laughlin was our Vice President, Information Services. Prior to joining Guitar Center, Mr. Laughlin was a manager of information services for Clothestime, a retailer of fashion clothing.

        Erick Mason joined Guitar Center in 1996 as our corporate controller. In January 1999, Mr. Mason was promoted to Senior Vice President, Finance, and in May 2001, Mr. Mason became our Senior Vice

President of Operations and Finance. In March, 2003, Mr. Mason was promoted to Executive Vice President and Chief Administrative Officer. Mr. Mason is also our Chief Accounting Officer. From 1986 to 1996, Mr. Mason was associated with KPMG LLP, most recently as senior manager. Mr. Mason is a certified public accountant.

        Mark Galster joined Guitar Center in June 1988 as a salesperson in our Minneapolis store. In March 2003, Mr. Galster was promoted to Executive Vice President of Stores. From 1988 to 1998, Mr. Galster held the positions of Department Manager, Store Manager and District/Regional Manager of Sales. From August 1998 to July 2002, Mr. Galster held the positions of Vice President of Regional Sales to Vice President of Stores—Western Region. In August 2002, Mr. Galster was promoted to Senior Vice President of Stores.

        Allen Dinardi has been the President of Musician's Friend, Inc. since joining the company in 1987. Mr. Dinardi's expertise in the catalog mailing service, copy writing, merchandising and direct marketing helped the company grow to over 500 employees, with revenues exceeding $230 million in sales in 2002. In 1999, Musician's Friend, Inc. completed a merger with Guitar Center and became a wholly-owned subsidiary operated as a separate unit.

        David Fleming has been the President and Chief Operating Officer of the American Music division of Guitar Center since its acquisition by Guitar Center in April 2001. Previously, Mr. Fleming held various positions with American Music Group, Ltd. since 1975, most recently as Vice President of Marketing and Sales. In April 2001, American Music Group, Ltd. sold its assets to Guitar Center and it became a division of our retail business.

EXECUTIVE COMPENSATION

        The following table provides for the periods shown summary information concerning compensation paid or accrued by us to or on behalf of our Co-Chief Executive Officers and each of our four highest paid executive officers (collectively referred to as the "named executive officers").

Summary Compensation Table

		Annual Compensation ($)				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)(1)		Securities Underlying Options/SAR (#)(2)	All Other Compensation ($)(3)
Larry Thomas Chairman and Co-Chief Executive Officer	2002 2001 2000	$514,583 500,000 500,000	$1,159,000 — 500,000	$170,322 — —	(4)	80,000 250,000 80,000	$4,000 3,400 3,200
Marty Albertson President and Co-Chief Executive Officer	2002 2001 2000	$514,583 500,000 500,000	$1,159,000 — 500,000	$101,075 — —	(5)	80,000 250,000 80,000	$4,000 3,400 3,200
Bruce Ross Executive Vice President and Chief Financial Officer	2002 2001 2000	$275,000 275,000 250,000	$225,000 — 125,000	— — —		15,000 40,000 40,000	$4,000 3,400 3,200
Barry Soosman Executive Vice President, Chief Strategic Officer and General Counsel	2002 2001 2000	$300,000 300,000 250,000	$315,700 — 150,000	— — —		10,000 40,000 40,000	$4,000 3,400 3,200
Robert Eastman Chief Executive Officer, Musician's Friend, Inc.	2002 2001 2000	$300,000 300,000 300,000	$185,000 — 150,000	— — —		10,000 30,000 63,798	$4,000 3,400 —
Allen Dinardi President, Musician's Friend, Inc.	2002 2001 2000	$225,000 225,000 225,000	$112,500 — 112,500	— — —		5,000 10,000 42,525	$4,000 3,400 —

(1)
Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer other than Messrs. Thomas and Albertson.

(2)
The securities underlying the options are shares of common stock.

(3)
All other compensation consists of contributions made by us to our profit sharing plan on behalf of each named executive officer.

(4)
Represents the value of perquisites provided to Mr. Thomas under the terms of his Amended and Restated Employment Agreement dated as of July 6, 2001 and the related policy of the compensation committee of the Company applicable to the reimbursement of expenses incurred by each co-Chief Executive Officer. Includes $77,447 representing the fair market value of a number of musical instruments, primarily vintage instruments, provided to Mr. Thomas by us for his personal use.

(5)
Represents the value of perquisites provided to Mr. Albertson under the terms of his Amended and Restated Employment Agreement dated as of July 6, 2001 and the related policy of the compensation committee of the Company applicable to the reimbursement of expenses incurred by each co-Chief Executive Officer.

        During the periods indicated above, none of the named executive officers received any awards under any long-term incentive plan, and we do not have a pension plan.

Employment Agreements

        Effective as of June 6, 2001, we entered into a five-year employment agreement with each of Larry Thomas and Marty Albertson, which agreements automatically extend for one year terms unless we elect to terminate the agreement. These agreements replaced employment agreements originally entered into in June 1996. The employment agreements provide each of Messrs. Thomas and Albertson with current base salaries of $525,000, an annual option grant to purchase 80,000 shares of our common stock which option shall vest in equal annual installments over three years, and an opportunity to earn an annual performance-based bonus. Each of these executive officers is entitled to participate in all insurance and benefit plans generally available to executives of Guitar Center. In connection with the new agreements each of Messrs. Thomas and Albertson were also granted options under our 1997 Equity Participation Plan to purchase 170,000 shares of common stock at an exercise price of $15.31 per share. Such options vest upon the earlier of five years or pursuant to the following schedule: one-third of the shares subject to the options will vest upon the per share common stock price reaching each of $22.00, $27.00 and $32.00. The vesting of Mr. Thomas's and Mr. Albertson's options will be accelerated upon death, the sale of Guitar Center and other major events. Messrs. Thomas and Albertson are also eligible to participate in a plan established by the compensation committee that provides for reimbursement of business expenses and designated perquisities.

        Under the terms of Messrs. Thomas's and Albertson's employment agreements described above, if the executive is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary, an annual cash bonus (equal to the last annual bonus he received prior to termination) and continuation of his benefits through the second anniversary of such a termination or resignation. Termination without cause includes any failure to extend the employment agreement at the end of its term. If such resignation or termination occurs within two years of the consummation of a sale of our company, as more fully described in the agreements, the executive will be entitled to receive his base salary, annual cash bonus (equal to the last annual bonus he received prior to leaving our company) and continuation of his benefits through the third anniversary of such a termination or resignation. The agreements also provide that if the executive is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code as a result of any payments under the employment agreement, that we will pay the executive a "gross-up payment" equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by the executive with respect to the gross-up payment. If an executive is terminated without cause, all stock options held by the executive will immediately vest. If an executive's employment is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination.

        Effective as of July 1, 2001, we entered into three-year employment agreements with Barry Soosman and Bruce Ross. The employment agreements provide each of Messrs. Ross and Soosman with base salaries of $275,000 and $300,000, respectively, and an opportunity to earn an annual bonus. Each of these executive officers is entitled to participate in all insurance and benefit plans generally available to executives of Guitar Center.

        Under the terms of Messrs. Soosman's and Ross's employment agreements, if the executive is terminated without cause or resigns with reasonable justification prior to July 1, 2003, he will be entitled to receive his base salary, an annual cash bonus equal to the last annual bonus received while employed (such bonus to be pro-rated for any partial year and excluding any portion that our Co-Chief Executive Officers consider extraordinary and non-recurring), and continuation of his benefits through June 30, 2004. If either Mr. Soosman or Mr. Ross is terminated without cause or resigns with reasonable justification on or after July 1, 2003, then the executive will be entitled to receive his base salary, an annual cash bonus equal to the last annual bonus received while employed (such bonus to be pro-rated for any partial year and excluding any portion that our Co-Chief Executive Officers consider extraordinary and non-recurring), and continuation of his benefits for a period of one year after such termination or resignation. If the executive is terminated for any reason other than cause or resigns without reasonable justification he will be entitled to receive only his base salary as accrued through the date of such termination or resignation. In the event of the executive's death, disability, termination without cause, resignation with reasonable justification, or the sale of our company, all of his stock options will immediately vest pursuant to the terms of the agreements by which such options were issued. If we consummate a sale of our company during the term of the executive's employment, he may resign within 90 days of such event by notifying us in writing.

        On May 13, 1999, our subsidiary Musician's Friend, Inc., entered into a four-year employment agreement with Robert Eastman which expires on June 1, 2003, unless renewed by mutual agreement of Mr. Eastman and Musician's Friend, Inc. This employment agreement provides Mr. Eastman with a base salary of $300,000 annually, and an opportunity to earn an annual bonus. Under this agreement, Mr. Eastman is entitled to participate in all insurance and benefit plans generally available to executives of Musician's Friend, Inc. and is eligible to receive a discretionary bonus. Under the terms of Mr. Eastman's agreement, if he is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary and the continuation of his medical benefits through the term of the agreement. If Mr. Eastman's employment with Musician's Friend, Inc. is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination.

        On May 13, 1999, our subsidiary Musician's Friend, Inc., entered into a four-year employment agreement with Allen Dinardi which expires on June 1, 2003, unless renewed by mutual agreement of Mr. Dinardi and Musician's Friend, Inc. This employment agreement provides Mr. Dinardi with a base salary of $225,000 annually, and an opportunity to earn an annual bonus. Under this agreement, Mr. Dinardi is entitled to participate in all insurance and benefit plans generally available to executives of Musician's Friend, Inc. and is eligible to receive a discretionary bonus. Under the terms of Mr. Dinardi's agreement, if he is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary and the continuation of his medical benefits through the term of the agreement. If Mr. Dinardi's employment with Musician's Friend, Inc. is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination.

Management Stock Option Agreements

        In June 1996 in connection with the recapitalization of our company, we granted options which we refer to as "management options" to each of Messrs. Thomas and Albertson to purchase 397,985 shares of common stock at an exercise price of $10.89. These options are fully vested and are exercisable through June 2006. In addition to their ten-year term, these management options also terminate upon the earlier of (i) the consummation of a sale of Guitar Center, as more fully described in the management option agreement; or (ii) the termination, either voluntarily or for cause, of the employment of the respective executive officer.

Other Option Arrangements

        In December 1996, the three private equity firms which financed our 1996 recapitalization, affiliates of J.P. Morgan Partners, LLC, Norwest Equity Partners and Weston Presidio Capital Partners, which we refer to as the "Investors", granted some members of management options to purchase an aggregate of 273,344 shares of common stock at a purchase price of $4.33 per share. Each option, which we refer to collectively as the "Investor options," is granted by each Investor in the following percentages: 75.00% by J.P. Morgan Partners, 14.29% by Norwest and 10.71% by Weston Presidio. Included in the Investor options are options to purchase 109,722 shares of common stock that were granted to each of Messrs. Thomas and Albertson and options to purchase 3,850 shares of common stock that were granted to each of Messrs. Soosman, Ross and three other executive officers. The Investor options were granted in December 1996, are presently exercisable and will expire on December 31, 2003. As of March 6, 2003 options to purchase 198,184 shares were still outstanding and exercisable under this agreement.

Option Grants in 2002

        In 2002, we granted options to purchase 559,869 shares of common stock under our 1997 Plan, and granted options to acquire 200,000 of those shares to our named executive officers. As of March 6, 2003, options to purchase 3,374,634 shares of our common stock have been granted, and 350,366 shares remain available for grant under our 1997 Plan. In general, options granted under the 1997 Plan vest over three to four years and expire on the tenth anniversary of the date of grant.

        The following table shows certain information regarding options granted to our named executive officers during the fiscal year ended December 31, 2002.

					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)(1)	Individual Grants % of Total Options Granted to Employees in the Fiscal Year
Name			Exercise of Base Price ($/Sh)
				Expiration Date	5% ($)	10% ($)
Larry Thomas	80,000	14.3%	$16.975	May 22, 2012	$2,212,000	$3,522,000
Marty Albertson	80,000	14.3%	16.975	May 22, 2012	2,212,000	3,522,000
Bruce Ross	15,000	2.7%	16.975	May 22, 2012	415,000	660,000
Barry Soosman	10,000	1.8%	16.975	May 22, 2012	277,000	440,000
Robert Eastman	10,000	1.8%	16.975	May 22, 2012	277,000	440,000
Allen Dinardi	5,000	0.9%	16.975	May 22, 2012	138,000	220,000

(1)
The options vest in equal installments over three to four years.

(2)
Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The amounts in this table may not be achieved.

Employee Stock Purchase Plan

        In April 2001, we adopted our Employee Stock Purchase Plan, which we refer to as the "ESPP Plan." The ESPP Plan is a tax-qualified employee stock purchase plan which authorizes 500,000 shares of our common stock for issuance under the plan. Under the ESPP Plan, participants are permitted to purchase our common stock at a price which is eighty-five percent of the stock's fair market value on either the first or last day of the offering period, whichever price is lower. The shares are issued automatically on the last business day of the offering period. The participants fund the purchase of the shares through payroll deductions. Substantially all of our full time employees are eligible to participate in this plan. As of December 31, 2002, 78,994 shares had been purchased under the ESPP Plan.

Performance Bonus Plan

        Our Board has adopted the Performance Bonus Plan, a performance-based incentive plan under which covered executives are eligible to receive bonus payments. The Performance Bonus Plan is intended to provide an incentive for superior work and to motivate covered executives toward even higher achievement and business results, to tie their goals and interests to those of our company and its stockholders and to enable our company to attract and retain highly qualified senior executives. The Performance Bonus Plan has been adopted and is being submitted to our stockholders for approval so that bonuses approved by our compensation committee and payable by us to our covered executives are fully deductible for federal income tax purposes. The Performance Bonus Plan and its performance goals are subject to stockholder approval before any bonuses will be paid under that plan. Please see "Proposal No. 3—Approval of the Senior Executive Performance Bonus Plan."

Aggregate Option Exercises in 2002; 2002 Year-End Option Values

        The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised options during the fiscal year ended December 31, 2002 by our named executive officers:

			Option Values at December 31, 2002
			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(2)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(3)
Name	Shares Acquired at Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Larry Thomas	—	—	464,652	343,333	$2,496,817	$487,058
Marty Albertson	—	—	464,652	343,333	2,496,817	487,058
Bruce Ross	45,000	$372,125	73,898	65,000	374,852	157,600
Barry Soosman	—	—	189,198	60,000	1,035,153	157,600
Robert Eastman	—	—	94,946	90,644	167,418	171,913
Allen Dinardi	—	—	89,954	49,363	114,795	112,974

(1)
Fair market value of our common stock on date of exercise minus the exercise price.

(2)
The securities underlying the options are shares of common stock.

(3)
The fair market value of our common stock on December 31, 2002 was $16.56. The values in this table represent the fair market value of our common stock minus the exercise price of the option.

Equity Compensation Plan Information

        The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans, at December 31, 2002:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders	4,397,963	(1)	$14.7523	741,544	(2)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	4,397,963		14.7523	741,544

(1)
Includes (i) 3,224,009 shares of common stock issuable upon the exercise of options granted under the 1997 Plan, of which 1,510,944 shares were exercisable as of December 31, 2002, and (ii) 1,173,954 shares of common stock issuable upon the exercise of options granted under our Amended and Restated 1996 Performance Plan and the 1996 management options, all of which were exercisable as of December 31, 2002.

(2)
Includes (i) 320,538 shares of common stock available for issuance under the 1997 Plan, and (ii) 421,006 shares of common stock available for issuance under our Employee Stock Purchase Plan.

Additional Information on Employment Agreements and Compensation Plans

        The summaries of the employment agreements and compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2002 and is incorporated into this proxy statement by reference. Copies may also be obtained by making written request to our corporate secretary.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2002, the compensation committee consisted of Messrs. Ferguson, Mrkonic and Starrett, none of whom is a present or former officer or employee of Guitar Center, or is engaged in any transactions described under the heading "Certain Transactions."

CERTAIN TRANSACTIONS

American Music Group Acquisition

        In April 2001, we acquired the assets of American Music Group, Ltd. and related companies, a New York-based musical instrument retailer specializing in the sale and rental of band instruments and accessories, which we refer to as the "American Music Group". In consideration of the purchase, we paid $28.5 million in net cash, issued 115,358 shares of Guitar Center common stock valued at $2.1 million, and assumed or repaid liabilities of $8.5 million. One of our current executive officers, David Fleming, was the Vice President of Marketing and Sales and a 17% stockholder of American Music Group. As a result of Mr. Fleming's ownership stake in American Music Group he received approximately $4.8 million of the purchase price we paid, payable in cash and shares of our common stock. In addition, as part of the terms of our purchase of American Music Group, there was a $2.5 million holdback on the transaction, pending the acquired business meeting operating objectives in 2001. During the first quarter of 2002, it was determined that some of the objectives subject to the holdback were satisfied and we paid an additional $1.8 million in cash to the previous owners, including Mr. Fleming, in full satisfaction of our obligations under the holdback arrangement. Also in connection with the transaction we entered into a three-year employment agreement with Mr. Fleming.

COMPENSATION COMMITTEE REPORT

        During 2002, the compensation committee of the Board of Directors was comprised of Messrs. Ferguson, Mrkonic and Starrett, three non-employee directors, who administered our executive compensation programs and policies. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating our business strategies and long-range plans.

        The following is the compensation committee's report submitted to the Board of Directors addressing the compensation of our executive officers for fiscal 2002.

Compensation Policy and Philosophy

        Our executive compensation policy is:

  •
  designed to establish an appropriate relationship between executive pay and our annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers; and

  •
  based on the belief that the interests of the executives should be closely aligned with our stockholders.

        The compensation committee attempts to achieve these goals by integrating competitive annual base salaries with:

  •
  annual incentive bonuses based on corporate performance and on the achievement of specified performance objectives set forth in our financial plan for the respective fiscal year; and

  •
  stock options through our stockholder-approved plans.

        In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short term and long term perspectives. The compensation committee believes that cash compensation in the form of salary and incentive bonuses provides our executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in our long-term performance and success. The compensation committee considers all elements of compensation and the compensation policy when determining individual components of pay.

        The Board of Directors believes that leadership and motivation of our employees are critical to achieving the objective of maintaining our leadership position in musical products retailing in the United States. The compensation committee is responsible to the Board of Directors for ensuring that its executive officers are highly qualified and that they are compensated in a way that furthers our business strategies and which aligns their interests with those of our stockholders. To support this philosophy, the following principles provide a framework for executive compensation:

  •
  offer compensation opportunities that attract the best talent;

  •
  motivate individuals to perform at their highest levels;

  •
  reward outstanding achievement;

  •
  retain those with leadership abilities and skills necessary for building long-term shareholder value;

  •
  maintain a significant portion of executives' total compensation at risk, tied to both our annual and long-term financial performance and the creation of incremental shareholder value; and

  •
  encourage executives to manage from the perspective of owners with an equity stake in Guitar Center.

Executive Compensation Components

        As discussed below, our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

        Base Salary.    In 2002, Messrs. Thomas's and Albertson's base salaries were determined pursuant to the terms of employment agreements effective June 2001; Messrs. Soosman's and Ross's base salaries were determined pursuant to the terms of employment agreements effective July 2001; and the base salaries of Messrs. Eastman and Dinardi were determined pursuant to the terms of employment agreements effective in 1999.

        Annual Incentive Bonuses.    For fiscal 2002, annual incentive bonuses for the Co-Chief Executive Officers were based upon the achievement or over-achievement of targeted net income objectives for fiscal 2002. Target awards for each executive officer were set in relation to base salary under the terms of their contracts. The bonus opportunities for 2002 also included an opportunity to earn bonuses not payable in 2001 in the event of significant over-achievement in 2002. Please see "Summary Compensation Table."

        Long Term Incentive Compensation.    We granted options to purchase (i) 80,000 shares of our common stock to each of Larry Thomas and Marty Albertson, our Co-Chief Executive Officers, (ii) 15,000 shares of our common stock to Bruce Ross, our Chief Financial Officer, (iii) 10,000 shares of our common stock to each of Barry Soosman, our Chief Strategic Officer and Robert Eastman, Chief Executive Officer of Musician's Friend, Inc., and (iv) 5,000 shares of our common stock to Allen Dinardi, President of Musician's Friend, Inc.

Compensation of Co-Chief Executive Officers

        The compensation committee believes that Larry Thomas and Marty Albertson, our Co-Chief Executive Officers, provide valuable services and that their compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the compensation committee believes that an important portion of their respective compensation should be based on our performance. Effective June 2001, we entered into new long-term contracts with Messrs. Thomas and Albertson, the terms of which were negotiated on our behalf by the compensation committee based to a substantial extent on the advice of an independent compensation consultant.

        Mr. Thomas's annual base salary for fiscal 2002 was $514,583. Mr. Thomas's base salary for the year was determined by his employment agreement dated June 6, 2001, which expires June 30, 2006. An annual incentive bonus of $1,159,000 was paid to Mr. Thomas for 2002. The bonus was based on the over-achievement of the net income objective previously established by our compensation committee.

        Mr. Albertson's annual base salary for fiscal 2002 was $514,583. Mr. Albertson's base salary for the year was determined by his employment agreement dated June 6, 2001, which expires June 30 2006. An annual incentive bonus of $1,159,000 was paid to Mr. Albertson for 2002. The bonus was based on the over-achievement of the net income objective previously established by our compensation committee.

        Each of Messrs. Thomas and Albertson, pursuant to the terms of their employment agreements, are also entitled to receive designated perquisites and to participate in an expense reimbursement plan administered by our compensation committee.

Internal Revenue Code Section 162(m)

        Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of Guitar Center and our stockholders. Consistent with this policy, the compensation committee approved the Performance Bonus Plan and recommends the approval of that plan by the stockholders to maximize the tax benefit to Guitar Center associated with its executive compensation programs.

                      COMPENSATION COMMITTEE

                      David Ferguson
                      George Mrkonic
                      Peter Starrett

        The compensation committee report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

        During fiscal 2002, our audit committee was comprised of Messrs. Kibel, Starrett and Walker. Mr. Kibel retired from the Board of Directors effective December 31, 2002 and his vacancy was filled by the appointment of Mr. Ferguson in January 2003. Our audit committee is composed of "independent" directors, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Annex A to this proxy statement.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended December 31, 2002.

        The audit committee has:

  •
  reviewed and discussed the Company's audited financial statements with management and the independent accountants;

  •
  discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

  •
  received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors' independence with them.

        Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      David Ferguson
                      Peter Starrett
                      Jeffrey Walker

        The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the S&P 500 Index and (2) the S&P Retail (Specialty) Index, from December 31, 1997 through December 31, 2002. The comparison assumes an investment of $100 on December 31, 1997 in the Company's common stock and in each of the foregoing indices.

        The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

        The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

        We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the designated proxyholders.

Independent Public Accountants

        Our auditors for the fiscal year ended December 31, 2002 were KPMG LLP. A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

        Audit Fees:    The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in our Forms 10-Q for that fiscal year were $328,000.

        Financial Information Systems Design and Implementation Fees:    For the fiscal year ended December 31, 2002, we paid no fees to our principal accountants for professional services rendered in connection with the operation, supervision or management of our information systems or local area network, or for the design or implementation of a hardware or software system for aggregating source data underlying our financial statements, or generating information that is significant to such statements, taken as a whole.

        All Other Fees:    The aggregate fees billed for services rendered by our principal accountants, other than described above, for the fiscal year ended December 31, 2002, were $232,700. These fees were principally for services and advice related to tax matters.

        Our audit committee considered the fees we paid our principal accountants for information technology services and other non-audit services and determined that the provision of such services to us is compatible with maintaining the auditor's independence.

Annual Report on Form 10-K; Available Information

        Each stockholder receiving this proxy statement is being provided with a copy of our Annual Report to Stockholders. We have also filed with the Securities and Exchange Commission an Annual Report on Form 10-K. We will provide without charge a copy of our Form 10-K (without exhibits) upon written request to our Corporate Secretary. Copies of exhibits to our Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Corporate Secretary, Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at www.sec.gov.

Householding

        The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll-free 1-800-542-1061 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

Stockholder Proposals for 2004 Annual Meeting

        Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2004. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at Guitar Center, Inc., 5795 Lindero Canyon Road, Westlake Village, California 91362 and must be received no later than November 28, 2003. Your notice must include:

  •
  your name and address and the text of the proposal to be introduced;

  •
  the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

  •
  a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

        Our Amended and Restated Bylaws also provide for separate advance notice procedures which must be complied with to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws.

                      By Order of the Board of Directors

                      Larry Thomas
                       Chairman and Co-Chief Executive Officer

Westlake Village, California
March 27, 2003

Annex A

GUITAR CENTER, INC.
AUDIT COMMITTEE CHARTER

        This Audit Committee Charter was adopted by the Board of Directors (the "Board") of Guitar Center, Inc. (the "Company") on February 25, 2003, and supercedes all prior delegation of authority to the Audit Committee.

I.    Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time or required by law and in all instances subject to the applicable provisions of the Delaware General Corporation Law (including, without limitation, Section 141 thereof). The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the

Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

        The Committee shall consist of at least three members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the SEC. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.  Meetings and Procedures

        1.    The Chair, or in his or her absence, a member designated by the Chair, shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        2.    The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall also on a periodic basis meet separately with management, with the internal auditor and with the independent auditor.

        3.    The Committee shall maintain written minutes of its proceedings which shall be submitted to the Board and retained by the Secretary for inclusion in the Company's records.

        4.    All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        5.    The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        6.    The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.  Powers and Responsibilities

  Interaction with the Independent Auditor

        1.    Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement in accordance with all applicable legal requirements. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor and the Committee shall be empowered to adopt any and all such policies and procedures as it deems appropriate and in accordance with all applicable legal requirements. The Committee may if it elects delegate to one or more designated members of the Committee the authority to grant pre-approvals as the Committee shall determine appropriate and in accordance with applicable legal requirements.

        3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

  •
  The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

  •
  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

  •
  The Committee shall, if applicable, consider whether the independent auditor's provision of other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  •
  Without limiting the independence requirements generally applicable, procedures shall be implemented to ensure that the independent auditor does not audit his or her own work, doe not perform management functions and does not act as an advocate for the Company.

  Annual Financial Statements and Annual Audit

        4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

  •
  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

  •
  The Committee shall review and discuss with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

  •
  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor in advance of the issuance of such statements.

        5.    Separate Meetings with the Independent Auditor.

  •
  The Committee shall review with the independent auditor any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

  •
  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any. The Committee shall discuss with the independent auditor any disagreements between the independent auditor and management on financial reporting.

  •
  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

        6.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4 and 5 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3 above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

        7.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor in advance of the issuance of such statements.

  Internal Audit

        8.    Appointment.    The Committee shall review the appointment and replacement of the internal auditor.

        9.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant audit committee attention. The

Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

  Other Powers and Responsibilities

        10.    Related Party Transactions.    The Committee shall review related party transactions on an ongoing basis and all such transactions must be approved by the Committee to the extent required by the requirements of the Nasdaq Stock Market.

        11.    Correspondence with Regulators.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

        12.    Legal Matters.    The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        13.    Foreign Operations.    The Committee shall request assurances from management, the independent auditor and the Company's internal auditors that the Company's foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

        14.    Complaints.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        15.    Reports on Financial Statements.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

        16.    Board Reports.    The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

        17.    Code of Ethics.    The Committee shall administer and oversee the Company's code of ethics and similar compliance programs to the extent delegated by the Board.

        18.    Future Amendments to Charter.    The Committee shall review and reassess this Charter periodically as it deems appropriate and submit any recommended changes to the Board for its consideration.

* * * * * * * * * * * *

Annex B

GUITAR CENTER, INC.
SENIOR EXECUTIVE
PERFORMANCE BONUS PLAN

1.    PURPOSE

        This Senior Executive Performance Bonus Plan (the "Bonus Plan") is intended to provide an incentive for superior work and to motivate eligible executives of Guitar Center, Inc., a Delaware corporation (the "Company"), toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is for the benefit of Covered Executives (as defined below). The Bonus Plan is designed to ensure the bonuses paid hereunder to Covered Executives are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder.

2.    COVERED EXECUTIVES

        From time to time, the Compensation Committee of the Board of Directors of the Company (respectively, the "Compensation Committee" and "Board") may select certain key executives who are or who at some future date may be "covered employees" as defined in Section 162(m)(3) of the Code (the "Covered Executives") to be eligible to receive bonuses hereunder.

3.    ADMINISTRATION

        Unless otherwise determined by the Board, this Bonus Plan shall be administered by the Compensation Committee. At all times the Compensation Committee shall consist of at least two members of the Board who shall qualify as "outside directors" under Section 162(m) of the Code. Unless otherwise determined by the Board, the Compensation Committee shall have the sole discretion and authority to administer and interpret the Bonus Plan.

4.    BONUS DETERMINATIONS

        A Covered Executive may receive a bonus payment under the Bonus Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to one or more of the following corporate business criteria (the "Performance Goals"): the Company's net income, operating income, after-tax cash flow, earnings per share, return on equity, return on invested capital or assets, funds from operations, cost reductions and savings, appreciation in the fair market value of the Company's stock, or earnings before any one or more of the following items: interest, taxes, depreciation, amortization, or extraordinary or similar non-recurring items or adjustments.

        Any bonuses paid to Covered Executives under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more objective performance objectives relating to the Performance Goals. Bonus formulas for Covered Executives shall be adopted by the Compensation Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance objectives as required by Section 162(m) of the Code. The Compensation

B-1

Committee shall have no discretion to increase the amount of a Covered Executive's bonus as determined under the applicable bonus formula.

5.    FORM OF BONUS PAYMENT

        Bonuses payable under this Bonus Plan shall be paid in cash, in a single lump sum.

6.    MAXIMUM BONUS

        The maximum bonus payable to a Covered Executive under the Bonus Plan shall not exceed $1,500,000 with respect to any calendar year.

        The payment of a bonus hereunder to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive's employment by the Company on the last day of the performance period.

        All bonuses paid hereunder shall be subject to applicable state, federal and local tax withholding.

7.    PAYMENT OF BONUSES

        Bonuses shall be payable to a Covered Executive who remains continuously employed by the Company throughout the performance period as soon as practicable following the Compensation Committee's certification in accordance with Section 4 above that the performance objectives with regard to such Covered Executive and performance period have been attained.

8.    AMENDMENT AND TERMINATION

        Subject to the terms of any written employment agreement between a Covered Executive and the Company, as amended, the Company reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion. Any amendments to the Bonus Plan shall require stockholder approval only to the extent required by Section 162(m) of the Code.

9.    STOCKHOLDER APPROVAL

        No bonuses shall be paid under this Bonus Plan unless and until the Company's stockholders shall have approved the Bonus Plan and the Performance Goals as required by Section 162(m) of the Code. So long as the Bonus Plan shall not have been previously terminated by Company, it shall be resubmitted for approval by the Company's stockholders in the fifth year after it shall have first been approved by the Company's stockholders, and every fifth year thereafter. In addition, the Bonus Plan shall be resubmitted to the Company's stockholders for approval as required by Section 162(m) of the Code if it is amended in any way which changes the material terms of the Plan's Performance Goals set forth in the first paragraph of Section 4, including by materially modifying such Performance Goals, increasing the maximum bonus payable under the Bonus Plan or changing the Plan's eligibility requirements.

* * * * * *

B-2

GUITAR CENTER, INC.

Board of Directors Proxy for the Annual Meeting of Stockholders
at 9:00 a.m., Wednesday, April 30, 2003
Hyatt Westlake Plaza
880 South Westlake Boulevard
Westlake Village, California 91361

        The undersigned stockholder of Guitar Center, Inc. hereby revokes any proxy or proxies previously granted and appoints Larry Thomas, Marty Albertson, Bruce Ross and Barry Soosman, or any of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment or postponement thereof.

        This proxy is solicited on behalf of the Board of Directors and will be voted in accordance with the specifications made on the reverse side. If a choice is not indicated with respect to Item (1), this proxy will be voted "for" each of the nominees listed; if a choice is not indicated with respect to Items (2) or (3), this proxy will be voted "for" such items. The proxyholders are authorized to use their discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment of postponement thereof.

        By granting a proxy, the stockholder acknowledges receipt of the Annual Report to Stockholders for the year ended December 31, 2002 and the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 27, 2003.

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example	/x/
The Board of Directors recommends a vote FOR the election of the directors in Proposal 1 and FOR approval of Proposals 2 and 3.
		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees below			FOR	AGAINST	ABSTAIN
		/ /	/ /			/ /	/ /	/ /
1.	Election of Directors.			2.	To Approve the amendment to our Amended 1997 Equity Participation Plan to increase the number of shares that may be issued under the plan from 3,725,000 to 4,000,000.
(01) Larry Thomas, (02) Marty Albertson, (03) Robert Eastman, (04) David Ferguson, (05) Larry Livingston, (06) George Mrkonic, (07) Peter Starrett and (08) Jeffrey Walker
				3.	To approve the adoption of our Senior Executive Performance Bonus Plan.
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)
Please disregard if you have previously provided your consent decision. / /

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke by consent at any time by contracting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing such documents, will by my responsibility.

(Signature of Stockholder(s))	Dated	, 2003

(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

/*\ FOLD AND DETACH HERE /*\

Internet and telephone voting is available
24 hours a day, 7 days a week, through 11:00 p.m, eastern time the day prior to the Annual Meeting.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/gtrc		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR
		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

INTRODUCTION
PROPOSAL NO. 1: ELECTION OF NOMINEES TO BOARD OF DIRECTORS
PROPOSAL NO. 2
PROPOSAL NO. 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
OTHER INFORMATION
  Annex A
GUITAR CENTER, INC. AUDIT COMMITTEE CHARTER
  Annex B
GUITAR CENTER, INC. SENIOR EXECUTIVE PERFORMANCE BONUS PLAN